SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


          Date of Report (Date of earliest event reported) May 20, 1999



                                InfoAmerica, Inc.
              ----------------------------------------------------
             (Exact name of registrant as specified in its charter)





       Colorado                         0-13338                 84-0853869
 ---------------------------      -------------------        ------------------
(State or other jurisdiction     (Commission File No.)      (I.R.S. Employer
 of incorporation)                                           Identification No.)


2600 Canton Court, Suite G, Fort Collins, Colorado                80525
--------------------------------------------------              ---------
     (Address of principal executive offices)                   (Zip Code)


Registrant's telephone number including area code:   (970) 221-5599



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Item 5.   OTHER EVENTS.

     Registrant intends to enter into a Merger Agreement and Plan of Reorganization pursuant to which three privately-owned California corporations, which own and operate a small cable television business in and around Tehachapi, California, would be merged into three newly-formed subsidiary corporations of the Registrant. When the transaction is closed, planned for early June 1999, the Registrant will acquire and begin to operate the cable television business and the owners of that business will become majority shareholders of the Registrant. The present officers and directors of the Registrant would resign at the closing of the transaction and be replaced by the present owners of the cable television business and persons designated by them.

     Pursuant to Rule 14f-1 adopted under the Securities Exchange Act of 1934, as amended, the Registrant caused the Notice to Shareholders, attached as
Exhibit 10.1, to be transmitted to all holders of record of securities of the Registrant who would be entitled to vote at a meeting for election of directors. The notice to shareholders was transmitted on about May 20, 1999.

Item 7.   FINANCIAL STATEMENTS AND EXHIBITS.

     The following exhibits are filed as a part of this report.

     (c) Exhibits.

         Exhibit 10.1      Notice to Shareholders Dated May 19, 1999.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:    May 28, 1999

                                   INFOAMERICA, INC.



                                   By  /s/ Paul F. Knight
                                       ----------------------------------------
                                       Paul F. Knight, President and Chief
                                       Executive Officer



                                   By  /s/ Larry J. Salmen
                                       ----------------------------------------
                                       Larry J. Salmen, Vice President and Chief
                                       Operating Officer


                                        2

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                                  EXHIBIT INDEX


Exhibit         Description                                             Page No.
-------         -----------                                             -------
10.1            Notice to Shareholders Dated May 19, 1999.                 4




































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